Exhibit 99.1

     Corporate Communications

Completion of Notes Exchange Offer by CNH Capital LLC

Basildon, January 27, 2014

CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) announced that its wholly owned subsidiary, CNH Capital LLC, had completed its offer to exchange up to $500,000,000 in aggregate principal amount of its 3.250% Notes due 2017 that have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered 3.250% Notes due 2017.

The exchange offer expired at 5:00 p.m., New York City time, on January 22, 2014.  Based on the final count by the exchange agent for the exchange offer, as of 5:00 p.m., New York City time, on January 22, 2014, $500,000,000 in aggregate principal amount of the outstanding 3.250% Notes due 2017 had been tendered, representing 100% of the aggregate principal amount of the outstanding 3.250% Notes due 2017.

The exchange agent for the exchange offer is Wells Fargo Bank, National Association, Corporate Trust Services, Northstar East Building — 12th Floor, 608 Second Avenue South, Minneapolis, MN 55402 +1 (800) 344-5128.

CNH Industrial N.V.

Corporate Office:

Cranes Farm Road
Basildon, Essex, SS14 3AD

United Kingdom

CNH Industrial N.V. (NYSE: CNHI /MI: CNHI) is a global leader in the capital goods sector with established industrial experience, a wide range of products and a worldwide presence. Each of the individual brands belonging to the Group is a major international force in its specific industrial sector: Case IH, New Holland Agriculture and Steyr for tractors and agricultural machinery; Case and New Holland Construction for earth moving equipment; Iveco for commercial vehicles; Iveco Bus and Heuliez Bus for buses and coaches; Iveco Astra for quarry and construction vehicles; Magirus for firefighting vehicles; Iveco Defence Vehicles for defence and civil protection; and FPT Industrial for engines and transmissions. More information can be found on the corporate website: www.cnhindustrial.com

For more information, please contact:

Noah Weiss

Investor Relations

Tel: +1 630 887 3745

Email: investor.relations@cnhind.com

Corporate Communications

Email: mediarelations@cnhind.com